Exhibit 1

TERMS AGREEMENT

September 21, 2015

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc. (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $300,000,000 aggregate principal amount of its 2.250% Notes due 2020 (the “2020 Notes”) and $450,000,000 aggregate principal amount of its 3.200% Notes due 2026 (the “2026 Notes” and, together with the 2020 Notes, the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-204093) (the “Registration Statement”) filed by the Company. Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on September 24, 2015 by 10:00 a.m. (the “Closing Date”).

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (May 12, 2015 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the third, fourth and fifth sentences of the sixth paragraph and the eighth, ninth and tenth paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: May 12, 2015 Date of Preliminary Prospectus Supplement: September 21, 2015

Date of Prospectus Supplement: September 21, 2015
Time of Sale: 5:00 p.m., New York City time on September 21, 2015

Names and Addresses of Representatives:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

HSBC Securities (USA) Inc.
452 5th Avenue
New York, New York 10018

Mitsubishi UFJ Securities (USA), Inc.
1221 Avenue of the Americas, 6th Floor
New York, NY 10020

The Offered Securities shall have the following terms:

Title:	2.250% Notes due 2020	3.200% Notes due 2026
Maturity:	September 24, 2020	January 30, 2026
Interest Rate:	2.250% per annum	3.200% per annum
Interest Payment Dates:	Interest will be payable on March 24 and September 24 of each year, commencing March 24, 2016.	Interest will be payable on January 30 and July 30 of each year, commencing January 30, 2016.
Day Count Convention:	30/360 days	30/360 days
Redemption Provisions:	The Company may redeem the 2020 Notes at its option, at any time in whole or from time to time in part.	The Company may redeem the 2026 Notes at its option, at any time in whole or from time to time in part.
	The redemption price for the 2020 Notes to be redeemed will be equal to the greater of: (1) the principal amount of the 2020 Notes being redeemed plus	The redemption price for the 2026 Notes to be redeemed on any redemption date that is prior to the 2026 Notes Par Call Date will be equal to the greater of:

accrued and unpaid interest to the redemption date or (2) the 2020
Make-Whole Amount for the 2020 Notes being redeemed.

“2020 Make-Whole Amount” means, as determined by a 2020
Quotation Agent, the sum of the present values of the principal amount of the 2020 Notes to be redeemed, together with the
scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2020 Notes being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a
360-day year consisting of twelve 30-day months, at the 2020
Adjusted Treasury Rate, plus accrued and unpaid interest on
the principal amount of the 2020 Notes being redeemed to the redemption date.

“2020 Adjusted Treasury Rate” means, with respect, to any
redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately
preceding week, appearing in the most recent published
statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of
Governors of the Federal Reserve System and that
establishes yields on actively traded United States Treasury securities adjusted to the 2020 Comparable Treasury Issue (if

(1) the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2026 Make-Whole Amount for the 2026 Notes being redeemed.

The redemption price for the 2026 Notes to be redeemed on any redemption date that is on or after the 2026 Notes Par Call Date will be equal to 100% of the principal amount of the 2026 Notes being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

“2026 Notes Par Call Date” means October 30, 2025.

 “2026 Make-Whole Amount” means, as determined by a 2026 Quotation Agent, the sum of the present values of the principal amount of the 2026 Notes to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the 2026 Notes being redeemed (assuming, for this purpose, that the 2026 Notes matured on the 2026 Notes Par Call Date), in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2026 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the 2026 Notes being redeemed to the redemption no maturity is within three months before or after the remaining term of the 2020 Notes being redeemed, yields for the two published maturities most closely corresponding to the 2020 Comparable
Treasury Issue shall be determined and the 2020 Adjusted Treasury
Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2020 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.150%.

“2020 Comparable Treasury Issue” means the United States
Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2020 Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of
2020 Notes.

“2020 Comparable Treasury Price” means, with respect to

date.

“2026 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2026 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the 2026 Notes (assuming, for this purpose, that the 2026 Notes matured on the 2026 Notes Par Call Date) being redeemed, yields for the two published maturities most closely corresponding to the 2026 Comparable Treasury Issue shall be determined and the 2026 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2026 Comparable Treasury Price for such redemption date, in each any redemption date, if clause (2) of the 2020 Adjusted Treasury
Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2020 Reference Treasury
Dealer Quotations for such redemption date.

“2020 Quotation Agent” means the Reference Treasury Dealer
selected by the indenture trustee after consultation with Praxair.

“2020 Reference Treasury Dealer” means each of Citigroup Global
Markets Inc., Deutsche Bank Securities Inc., HSBC Securities
(USA) Inc. and a primary U.S. Government securities dealer
selected by Mitsubishi UFJ Securities (USA), Inc. and their
respective successors and assigns, and one other nationally
recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2020 Reference Treasury Dealer Quotations” means, with respect to each 2020 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2020 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2020 Reference Treasury Dealer at
5:00 p.m., New York City time, on the

case calculated on the third business day preceding the redemption date, and (y) 0.200%.

“2026 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the 2026 Notes being redeemed (assuming, for this purpose, that the 2026 Notes matured on the 2026 Notes Par Call Date)  that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of 2026 Notes.

“2026 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2026 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2026 Reference Treasury Dealer Quotations for such redemption date.

“2026 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2026 Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc.,

third business day preceding such redemption date.
HSBC Securities (USA) Inc. and a primary U.S. Government securities dealer selected by Mitsubishi UFJ Securities (USA), Inc. and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2026 Reference Treasury Dealer Quotations” means, with respect to each 2026 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2026 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2026 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Purchase Price:	99.556% of the principal amount thereof	99.134% of the principal amount thereof
Public Offering Price:	99.906% of the principal amount thereof, plus accrued interest, if any, from September 24, 2015	99.584% of the principal amount thereof, plus accrued interest, if any, from September 24, 2015
Additional Terms:	None	None

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
DEUTSCHE BANK SECURITIES INC.
HSBC SECURITIES (USA) INC.
MITSUBISHI UFJ SECURITIES (USA), INC.

On behalf of themselves and
    as Representatives of the
    Several Underwriters

By:  CITIGROUP GLOBAL MARKETS INC.

By:  /s/ Brian D. Bednarski
        Name:  Brian D. Bednarski
        Title:    Managing Director

By:  DEUTSCHE BANK SECURITIES INC.

By:  /s/ Ben-Zion Smilchensky
        Name:  Ben-Zion Smilchensky
        Title:    Managing Director

By:  /s/ Matthew J. Siracuse
        Name:  Matthew J. Siracuse
        Title:    Managing Director/Debt Syndicate

By:   HSBC SECURITIES (USA) INC.

By:  /s/ Luiz Lanfredi
        Name:  Luiz Lanfredi
        Title:    Vice President

By:   MITSUBISHI UFJ SECURITIES (USA), INC.

By:  /s/ Richard Testa
        Name:  Richard Testa
        Title:    Managing Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:  /s/ Timothy Heenan
        Name:  Timothy Heenan
        Title:    Vice President and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of 2020 Notes to be Purchased	Amount of 2026 Notes to be Purchased
Citigroup Global Markets Inc.	$63,000,000	$94,500,000
Deutsche Bank Securities Inc.	63,000,000	94,500,000
HSBC Securities (USA) Inc.	63,000,000	94,500,000
Mitsubishi UFJ Securities (USA), Inc.	63,000,000	94,500,000
BBVA Securities Inc.	6,000,000	9,000,000
BNY Mellon Capital Markets, LLC	6,000,000	9,000,000
PNC Capital Markets LLC	6,000,000	9,000,000
Santander Investment Securities Inc.	6,000,000	9,000,000
SMBC Nikko Securities America, Inc.	6,000,000	9,000,000
TD Securities (USA) LLC	6,000,000	9,000,000
U.S. Bancorp Investments, Inc.	6,000,000	9,000,000
The Williams Capital Group, L.P.	6,000,000	9,000,000
Total	$300,000,000	$450,000,000

EXHIBIT 1
Pricing Term Sheet

Final Term Sheet
Filed pursuant to Rule 433
Dated September 21, 2015

Relating to
Prospectus Supplement dated September 21, 2015 to
Registration Statement No. 333-204093

$300,000,000 2.250% Notes due 2020 (“2020 Notes”)
$450,000,000 3.200% Notes due 2026 (“2026 Notes”)

Issuer:	Praxair, Inc.
Trade Date:	September 21, 2015
Settlement Date:	September 24, 2015 (T+3)
	2020 Notes	2026 Notes
Title of Securities:	2.250% Notes due 2020	3.200% Notes due 2026
Principal Amount:	$300,000,000	$450,000,000
CUSIP / ISIN:	74005P BP8 / US74005PBP80	74005P BQ6 / US74005PBQ63
Maturity Date:	September 24, 2020	January 30, 2026
Benchmark Treasury:	T 1.375% due August 31, 2020	T 2.000% due August 15, 2025
Benchmark Treasury Price and Yield:	99-14+ / 1.490%	98-08 / 2.198%
Spread to Benchmark Treasury:	+78 basis points	+105 basis points
Yield to Maturity:	2.270%	3.248%
Interest Rate:	2.250% per annum	3.200% per annum
Public Offering Price (Issue Price):	99.906% of the principal amount thereof	99.584% of the principal amount thereof
Interest Payment Dates:	Semi-annually in arrears on each March 24 and September 24, commencing March 24, 2016	Semi-annually in arrears on each January 30 and July 30, commencing January 30, 2016
Interest Record Dates:	March 9 and September 9	January 15 and July 15
Redemption Provisions:
Make-Whole Call:	Treasury Rate plus 15 basis points	Treasury Rate plus 20 basis points prior to October 30, 2025
Par Call:	None.	On or after October 30, 2025
Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:
BBVA Securities Inc.
BNY Mellon Capital Markets, LLC
PNC Capital Markets LLC
Santander Investment Securities Inc.
SMBC Nikko Securities America, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll free at 1-800-831-9146, Deutsche Bank Securities Inc., toll free at 1-800-503-4611, HSBC Securities (USA) Inc., toll free at 1-866-811-8049 or Mitsubishi UFJ Securities (USA), Inc., toll free at 1-877-649-6848.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.